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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Boston Scientific Corporation for the registration of senior debt securities and subordinated debt securities and to the incorporation by reference therein of our report dated February 22, 2013, except for Notes A, B, D and O, as to which the date is May 29, 2013, with respect to the consolidated financial statements and schedule of Boston Scientific Corporation as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 and our report dated February 22, 2013 with respect to the effectiveness of internal control over financial reporting of Boston Scientific Corporation as of December 31, 2012, both included in its Current Report (Form 8-K) dated May 29, 2013, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
May 29, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm